UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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AMERICAN STATES WATER COMPANY

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMERICAN STATES WATER COMPANY
630 E. Foothill Boulevard
San Dimas, California 91773

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2020

The following news release issued on May 1, 2020, supplements the 2020 Proxy Statement and Notice of Annual Meeting of American States Water Company furnished to shareholders and filed with the Securities and Exchange Commission (“SEC”) on April 6, 2020.  The news release is being filed with the SEC and made available to shareholders at the Company’s website at www.aswater.com.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE 2020 PROXY STATEMENT.

American States Water Company
To Hold Virtual Annual Meeting of Shareholders
SAN DIMAS, California, May 1, 2020. . . American States Water Company (NYSE:AWR) announced its Annual Meeting of Shareholders to be held on May 19, 2020 at 11:00 a.m. Pacific time has been changed to a virtual meeting format by electronic transmission via the Internet in accordance with the California governor’s Executive Order N-60-20 under the state of emergency declared in connection with the COVID-19 pandemic.  The company expects to return to a physical meeting format in 2021 as required by California law.

As described in the proxy materials for the annual meeting, shareholders of record at the close of business on March 20, 2020, the record date, will be entitled to participate in the virtual annual meeting. American States Water Company shareholders of record may attend the virtual annual meeting by going to www.virtualshareholdermeeting.com/AWR2020, and entering your 16-digit control number. The control number is included with the proxy card or notice previously provided to you.  Online access to the meeting will begin at 10:45 a.m. Pacific time on May 19, 2020.  During the meeting, shareholders will have an opportunity to vote and submit questions electronically.

Additional information, including the proxy materials for the meeting, is available on the company’s website at www.aswater.com.  American States Water Company’s proxy materials are also available at www.proxyvote.com, where shareholders will need their control number.

Your vote is very important.  Whether or not shareholders plan to attend the virtual annual meeting, American States Water Company encourages shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

About American States Water Company
American States Water Company is the parent of Golden State Water Company and American States Utility Services, Inc., serving over one million people in nine states.  Through its utility subsidiary, Golden State Water Company, the company provides water service to approximately 261,000 customer connections located within more than 80 communities in Northern, Coastal and Southern California. The company also distributes electricity to approximately 24,000 customer connections in the City of Big Bear Lake and surrounding areas in San Bernardino County, California. Through its contracted services subsidiary, American States Utility Services, Inc., the company provides operations, maintenance and construction management services for water distribution and wastewater collection and treatment facilities located on eleven military bases throughout the country under 50-year privatization contracts with the U.S. government.

American States Water Company has paid dividends to shareholders every year since 1931, increasing the dividends received by shareholders each calendar year for 65 consecutive years, which places it in an exclusive group of companies on the New York Stock Exchange that have achieved that result.
CONTACT:	Eva G. Tang
Senior Vice President - Finance, Chief Financial
Officer, Corporate Secretary and Treasurer
(909) 394-3600, extension 707